Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the inclusion by reference in this Registration Statement on Form S-8 (File No. 333-267105) of E-Power Inc. (formerly known as Sunrise New Energy Co., Ltd.) (the “Company”) of our report dated May 14, 2026, with respect to our audit of the consolidated financial statements of E-Power Inc. and Subsidiaries as of December 31, 2025 and 2024 and for each of the years in the two-year period ended December 31, 2025.

/s/ Wei, Wei & Co., LLP

Flushing, New York

July 17, 2026